The company has two subsidiaries, Newhi, Inc., a Washington corporation and Millennium Silver, Inc., an Idaho Corporation. The Articles of Incorporation of Newhi, Inc. and the Articles of Incorporation of Millennium Silver, Inc. are attached hereto.

                          ARTICLES OF INCORPORATION
                                      OF
                                  NEWHI, INC.


KNOW ALL MEN BY THESE PRESENTS: That the undersigned, being of legal age and a citizen of the United States of America and the State of Washington, does this day form a corporation under the general laws of the State of Washington, and does hereby make, certify, execute, acknowledge and deliver the following Articles of Incorporation:

ARTICLE I

The name of this corporation shall be: NEWHI, INC.

ARTICLE II

The general nature of the business of this corporation and the objects and purposes proposed to be transacted, promoted and carried on by the corporation are as follows:

(a) To engage in, conduct, manage and operate a general mining, milling, and smelting business and to locate, purchase, patent, lease or acquire in any type or manner any mining claim or interest.

(b) To engage in any manufacturing, mercantile, warehousing or trading business or businesses of any kind, and to do all things incidental thereto; to maintain and operate properties and facilities for the production and sale of any articles of commerce; and to purchase or otherwise acquire, own, mortgage, pledge, sell, assign, and transfer or otherwise dispose of, invest, trade and deal in goods, wares and merchandise and real and personal property of every class and description.

(c) To purchase or otherwise acquire, the whole or any part of the undertaking and business of any person, firm or corporation, engaged in any business of any nature, and the property and liabilities, including the good will, assets and stock in trade thereof, and to pay for the same either in cash or in shares, or partly in cash and partly in shares.

(d) To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein, which property may be located either in the United States of America or in a foreign country.

(e) To acquire by purchase, subscription, or otherwise, and to hold for investment or otherwise, and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds, or any obligations or securities of any corporation or corporations; and to merge or consolidate with any corporation in such manner as may be provided by law.

Submission page 87 of 98

(f) To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, except as may be prohibited by statute, and to mortgage, pledge, hypothecate, convey in trust, or otherwise, any and all property of the corporation as security for the payment of any such indebtedness, and generally to make and perform agreements and contracts of every kind and description; and to lend money for corporate purposes, invest and reinvest its funds and take and hold real and personal property as security for the payment of funds so loaned or invested.

(g) To purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares, to the extent that unreserved and unrestricted earned surplus and unreserved and unrestricted capital surplus shall be available therefor, and to make distributions from capital surplus.

(h) To indemnify any directors, officer or former director or officer of the corporation, or any person who may have served at the corporation's request as a director or officer of another corporation, against expenses actually and reasonably incurred by such person in connection with the defense of any action, suit or proceeding, civil or criminal, in which he becomes a party by reason of being or having been such director or officer, to the full extent permitted by the laws of the State of Washington as such laws at any time may be in force and effect.

(i) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers herein above set forth, either alone or in .association with other corporations, firms or individuals, and do every act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers, or any part or parts thereof; and to have and to exercise all the powers conferred by the laws of the State of Washington, as such laws may now be in effect or as they may at any time hereafter be amended.

The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall be in no way limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

ARTICLE III

A director of this corporation shall not be disqualified by his office from dealing or contracting with this corporation, nor shall any transaction or contract of this corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder, officer, or director, is in any way interested in such transaction or contract provided that, after such interest shall have been disclosed, such transaction or contract is, or shall be authorized, ratified or approved either (1) by a vote of a majority of a quorum of the Board of Directors without counting in such majority or quorum any director so interested, or any director who is a member of a firm so interested, or a shareholder, officer or director of a corporation so interested, or (2) by the written consent, or by a vote at any stockholders' meeting of the holders of record of a majority of all the outstanding shares


Submission page 88 of 98
of stock of this corporation entitled to vote; nor shall any director be liable to account to this corporation for any profits realized from such transaction or contract, authorized, ratified or approved as aforesaid.

ARTICLE IV

The corporation shall have perpetual existence.

ARTICLE V

The registered office of the corporation shall be the office of the company at West 905 Riverside, Suite 311, Spokane, Washington 99201, and the registered agent of this corporation shall be William R. Green at the address of the company.

ARTICLE VI

The aggregate number of shares which the corporation shall have authority to issue is 100,000 shares of common stock, which share shall be issued without par value. No shareholder shall be entitled as of right to purchase or subscribe for any shares of this corporation authorized but unissued at this time or for any shares, debentures, bonds, or other certificates of indebtedness of whatever kind and nature which may hereafter be authorized and issued.

The shareholders of this corporation shall not be entitled to exercise the right of cumulative voting in the election of directors.

ARTICLE VII

The management of this corporation shall be vested in a Board of Directors, which Board shall not be less than the minimum number required by law, and the number, qualifications, compensation, terms of office, manner of election, time and place of meeting, powers and duties of the directors shall be such as are prescribed by the Bylaws of the corporation. The authority to make Bylaws for the corporation is hereby expressly vested in the Board of Directors of this corporation, and said Board may adopt, alter, amend or repeal such Bylaws and provisions for the regulation and management of the affairs of the corporation as shall be consistent with the laws of the State of Washington and these Articles of Incorporation.

ARTICLE VIII

The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

ARTICLE IX

The name and post office address of the director who shall first manage the affairs of this corporation is as follows:

Name                         Post Office Address
-----------------------      --------------------------------
William R. Green             West 905 Riverside, Suite 311
                             Spokane, Washington 99201

Submission page 89 of 98
and the director shall hold office until June 30, 1988, or until his successor has been elected and qualified in the manner prescribed by law.

ARTICLE X

William R. Green shall be the incorporator of this corporation whose address is West 905 Riverside, Suite 311, Spokane, Washington 99201.

IN WITNESS WHEREOF, the incorporator has hereunto set his hand this 2nd day of November, 1987.


                                        William R. Green



STATE OF WASHINGTON     )
                        )Ss.
County of Spokane       )

I certify that I know or have satisfactory evidence that William R. Green signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the incorporation of NEWHI, INC. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated November, 2, 1987
                                        Notary Public in and for the State
                                        of Washington, residing at Spokane
                                        My appointment expires 9-26-91

CONSENT TO SERVE AS REGISTERED AGENT

I, WILLIAM R. GREEN, hereby consent to serve as Registered Agent, in the State of Washington, for the following corporation, NEWHI, INC. I understand that as agent for the corporation, it will be my responsibility to receive service of process in the name of the corporation; to forward all mail to the corporation; and to immediately notify the office of the Secretary of State in the event of my resignation, or of any changes in the registered office address of the corporation for which I am agent.

November 2, 1987
(date)                                   WILLIAM R. GREEN

                                   West 905 Riverside, Suite 311
                                  Spokane, Washington 99201















Submission page 90 of 98

                              ARTICLES OF INCORPORATION
                                          OF
                               MILLENNIUM SILVER, INC.


The undersigned hereby executes the following Articles of Incorporation for the purpose of forming a corporation under the provisions Title 30 of the Idaho Business Corporation Act.

ARTICLE I
Name

The name of the corporation is MILLENNIUM SILVER, INC.

ARTICLE II
Purpose

The purpose of this corporation shall be to transact any and all lawful business for which corporations may be incorporated under the Idaho
Business Corporation Act, in general, to have and exercise all the powers conferred by the laws of Idaho upon corporations formed under the Idaho Business Corporation Act and to do any and all things hereinbefore set forth to the same extent as natural persons might or could do.

ARTICLE III
Duration

This corporation shall be of perpetual duration.

ARTICLE IV
Authorized Capital Stock

The authorized capital stock of the corporation shall consist of two classes of stock, designated as Common Stock and Preferred Stock.

The total number of shares of Common Stock that the corporation will have authority to issue is One Hundred Million (100,000,000). The shares shall have $.001 par value. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

The total number of shares of Preferred Stock that the corporation will have authority to issue is Ten Million (10,000,000). The Preferred Stock shall have no stated value. The Preferred Stock shall be entitled to preference over the Common Stock with respect to the distribution of assets of the corporation in the event of liquidation, dissolution, or winding-up of the corporation, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the corporation among its shareholders for the purpose of winding-up its affairs. The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors in their sole discretion shall have the power to determine the preferences, limitations and relative rights of each series of Preferred Stock within the limits set forth in Section 30-1-601 of the Idaho Business Corporation Act,.





Submission page 94 of 98

ARTICLE V
Voting

The holders of any of the corporation's capital stock shall possess voting power for the election of directors and for all other purposes, subject to such limitations as may be imposed by law and by any provision of the Articles of Incorporation in the exercise of their voting power. Cumulative voting for the election of directors is hereby expressly prohibited. The holders of Common Stock shall be entitled to one vote for each share held. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

ARTICLE VI
Board of Directors

The initial Board of Directors of this corporation shall consist of one (1) director. The initial director of this corporation shall be.

Dr. William R. Green
905 W. Riverside Avenue, Suite 311
Spokane, WA  99201

The number of directors constituting the Board of Directors of this corporation may be increased or decreased from time to time in the manner specified in the Bylaws of this corporation; provided, however, that the number shall not be less than one (1) nor more than eleven (11). In case of a vacancy on the Board of Directors because of a director's resignation, removal or other departure from the board, or because of an increase in the number of directors, the remaining directors, by majority vote, may elect a successor to hold office for the unexpired term of the director whose position is vacant, and until the election and qualification of a successor.

ARTICLE VII
Director Liability

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken, or failure to take any action, as a director, except liability for:conduct of the director for
(i) acts or omissions that involve intentional infliction of harm on the corporation or the shareholders, (ii) conduct which violates the Idaho Business Corporation Act, pertaining to unpermitted distributions to shareholders or loans to directors, (iii) intentional violation of criminal law by the director or (iv) any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. If the Idaho Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Idaho Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE VIII
Indemnification

The corporation is authorized to indemnify, agree to indemnify or obligate Itself to advance or reimburse expenses incurred by its Directors, Officers, employees or agents in any Proceeding (as defined in the Idaho Business Corporation Code) to the full extent of the laws of the State of Idaho as may now or hereafter exist.

Submission page 82 of 98

ARTICLE IX
Bylaws

Subject to the power of shareholders to amend or repeal, the Board of Directors of this corporation shall have the power to enact and amend such Bylaws defining the powers and duties of the officers of the corporation and providing for such other matters in orelation to its affairs as they may deem necessary and convenient, provided the same are not out of harmony with the laws of the State of Idaho or these Articles of Incorporation.

ARTICLE X
Amendments

The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on the shareholders herein are granted subject to this reservation.

ARTICLE XI
Registered Agent

The name of the registered agent of this corporation is Jack W. Gustaval.

ARTICLE XII
Registered Office

The post office address of the registered office of this corporation is 4108 Shoreline Dr.,
Post Falls, Idaho 83854.


ARTICLE XIII
Incorporator

The name and address of the incorporator is as follows:

Dr. William R. Green
905 W. Riverside Avenue, Suite 311
Spokane, WA  99201


IN WITNESS WHEREOF, the undersigned has caused these Articles of Incorporation to be executed this 12th day of December,1998.

/s/ William R. Green
_______________________________________
William R. Green, Incorporator











Submission page 93 of 98

CONSENT TO SERVE AS REGISTERED AGENT


I, Jack W. Gustaval, hereby consent to serve as Registered Agent in the State of Idaho, for the following corporation: Millennium Silver, Inc. I understand that as agent for the corporation it will be my responsibility to receive service of process in the name of the corporation; to forward all mail to the corporation; and to immediately notify the office of the Secretary of State in the event of my resignation, or of any changes in the registered office address of the corporation for which I am agent.

DATED:  December 12, 1998


                                   ______________________________
                                   Jack W. Gustaval.
                                   4108 Shoreline Dr.,
                                   Post Falls, Idaho 83854.





















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Submission page 94 of 98